UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	001-36872	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Hancock Holding Company (the “Company”) is transferring recordkeeping and custodial services for the Hancock Holding Company 401(k) Savings Plan (the “Plan”) from Epic Advisors, Inc. to Great-West Life & Annuity Insurance Company (d/b/a “Empower Retirement”) effective December 1, 2017. As a result of this transfer, participants in the Plan will be temporarily unable to make a withdrawal, obtain a distribution, obtain a loan or change investment options under the Plan (the “blackout period”). The blackout period for the Plan will begin at 3:00 p.m. Central time on November 24, 2017 and is expected to end on December 22, 2017, unless extended by the Company.

On November 6, 2017, the Company delivered a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity and derivative securities in connection with the blackout period under the Plan. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, information regarding the blackout period, including the actual beginning and ending dates of the blackout period, by contacting Tricia Loupe, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi 39501, Telephone: (504) 586-3567.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Notice delivered to directors and executive officers of Hancock Holding Company on November 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

November 6, 2017	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer